Exhibit 99.1

Uber Reports First Quarter 2019 Results
SAN FRANCISCO – May 30, 2019 – Uber Technologies, Inc. (NYSE: UBER) announced financial results today for the quarter ended March 31, 2019.

“Earlier this month we took the important step of becoming a public company, and we are now focused on executing our strategy to become a one-stop shop for local transportation and commerce. In the first quarter, engagement across our platform was higher than ever, with an average of 17 million trips per day and an annualized gross bookings run-rate of $59 billion,” said Dara Khosrowshahi, CEO. “Our global reach continues to be an important differentiator, and we maintained leadership of the ridesharing category in every region we serve.”

Financial and Operational Highlights

	Three Months Ended March 31,
(in millions, except per share amounts, and percentages)	2018	2019	% Change
Gross Bookings	$10,893	$14,649	34%
Monthly Active Platform Consumers (“MAPCs”)	70	93	33%
Trips	1,136	1,550	36%
Revenue	$2,584	$3,099	20%
Loss from operations	$(478)	$(1,034)	(116)%
Net income (loss) attributable to Uber Technologies, Inc. (1)	$3,748	$(1,012)	**
Diluted net income (loss) per common share	$1.84	$(2.26)	**
Adjusted Net Revenue (2)	$2,423	$2,761	14%
Core Platform Adjusted Net Revenue (2)	$2,383	$2,616	10%
Core Platform Contribution Margin (as a % of ANR)	17.9%	(4.5)%	**
Adjusted EBITDA (2)	$(280)	$(869)	(210)%
(1) Q1 2018 includes $3.2 billion gain attributable to Grab and Yandex transactions.
(2) “Adjusted Net Revenue,” “Core Platform Adjusted Net Revenue” and “Adjusted EBITDA” are non-GAAP measures as defined by the Securities and Exchange Commission (the “SEC”). See “Definitions of Non-GAAP Measures” and “Reconciliations of Non-GAAP Measures” sections herein for an explanation and reconciliations of non-GAAP measures used throughout this release.
** Percentage not meaningful.

“Our Q1 2019 results were at or near the high end of the ranges we shared last month in our IPO prospectus,” said Nelson Chai, CFO. “Our investments remain focused on global platform expansion and long-term product and technology differentiation, but we will not hesitate to invest to defend our market position globally. We maintained stable regional ridesharing category position in the quarter and started to see signs of less aggressive pricing by some ridesharing competitors, which has continued into Q2 2019.”

Other Highlights

•
41% YoY growth of Gross Bookings in Q1 2019 (at constant currency and excluding the impact of our 2018 Divested Operations): Demonstrating the power of our Platform, total company gross bookings grew 41% YoY (at constant currency and excluding the impact of divestitures that closed in Q1 2018) similar to Q4 2018’s 43% YoY. Foreign currency negatively impacted reported gross bookings growth by 7% in Q1 2019 and 6% in Q4 2018.

•
Core Platform loyalty program launched nationally in the US: Uber Rewards, our consumer loyalty program, was expanded throughout the United States in March 2019. Under this program, consumers can earn points through spending on Uber’s Core Platform. As users accumulate points they earn increasing rewards by achieving Gold, Platinum, and Diamond status. Benefits can include flexible cancellations and price protection for specific routes.

•
Driver rewards program expands across the US: We launched Uber Pro, our driver rewards program in 10 cities during Q1 2019, and have now expanded it across the US. By achieving Gold, Platinum, or Diamond status, drivers get gas and car maintenance discounts and access to a tuition-free college education at Arizona State University Online through enrollment reimbursement.

•
Improved restaurant selection helps to drive Uber Eats growth: After successfully growing restaurant partners to 220,000 in 2018, the launch of restaurant self-sign up to become an Uber Eats partner has continued to grow independent and small chain restaurant selection. We also continue to expand large chain partnerships, including with Starbucks in seven large US cities and international pilot cities. Our “aggregator” delivery model (restaurants using their own couriers) has been launched in select markets and well-received by restaurant partners of all sizes.

•
Uber Freight tackles opportunity with disruptive technology: In a little over a year and a half since launch, our logistics on-demand team has contracted with over 36,000 carriers with more than 400,000 drivers and have served over 1,000 shippers, including global enterprises such as Anheuser-Busch InBev, Niagara, Land O’Lakes, and Colgate-Palmolive.

•
New Mobility (NeMo) launches new JUMP bike hardware and Transit, in app public transportation options: We launched a new JUMP eBike in January 2019, featuring next generation hardware that improved connectivity, is more durable, and has a swappable battery. We also launched our first public transit product in partnership with the City of Denver in the United States.

•
Advanced Technologies Group (ATG) receives investment: Toyota, DENSO, and SoftBank Vision Fund agreed to invest an aggregate of $1 billion in our ATG business. This investment and expanded commercial partnership will further deepen the ATG-Toyota collaboration on next-generation autonomous vehicles. We currently expect the investment to close in July 2019.

•
Announced the acquisition of Careem: We reached an agreement to acquire Careem, a ridesharing, meal delivery, and payments company operating in the Middle East, North Africa and Pakistan, for $3.1 billion, consisting of $1.4 billion in cash and $1.7 billion in unsecured convertible notes. The acquisition of Careem is subject to applicable regulatory approvals and expected to close in January 2020. Following closing, Careem will become a wholly-owned subsidiary of Uber, operating as an independent company under the Careem brand and led by Careem’s current CEO and co-founder.

•
Balance sheet strengthened: In May 2019, we raised net proceeds, after deducting underwriting discounts and commissions and offering expenses, of approximately $8.0 billion in our initial public offering. Separately, we received a $500 million private placement investment from PayPal and continue to work with the company to drive digital payment efficiencies.

Webcast and conference call information

A live audio webcast of our first quarter 2019 earnings release call will be available at https://investor.uber.com/, along with the earnings press release and slide presentation. The call begins today at 1:30 PM (PT) / 4:30 PM (ET). This press release, including the reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, is also available on that site.

We also provide announcements regarding our financial performance, including SEC filings, investor events, press and earnings releases, and blogs, on our investor relations website (https://investor.uber.com/).

Forward-Looking Statements

This press release contains forward-looking statements regarding our future business expectations that involve risks and uncertainties. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “hope,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: competition, managing our growth and corporate culture, financial performance, investments in new products or offerings, our ability to attract drivers, consumers and other partners to our platform, our brand and reputation and other legal and regulatory developments. In addition, other potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on May 13, 2019 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, that will be filed following this earnings release. All information provided in this release and in the attachments is as of the date of this press release and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.

Non-GAAP Financial Measures

To supplement our financial information, which is prepared and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP, we use the following non-GAAP financial measures: Adjusted Net Revenue; Core Platform Adjusted Net Revenue; Ridesharing Adjusted Net Revenue; Uber Eats Adjusted Net Revenue; and Adjusted EBITDA. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of our recurring core business operating results.

We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.

There are a number of limitations related to the use of non-GAAP financial measures. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their relevant financial measures in accordance with GAAP.

For more information on these non-GAAP financial measures, please see the section titled “Reconciliations of Non-GAAP Measures” included at the end of this release.

We calculate constant currency by translating our current period financial results using the corresponding prior period’s monthly exchange rates for our transacted currencies other than the U.S. dollar.

Contacts

Investors and analysts: investor@uber.com
Media: press@uber.com

UBER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share amounts which are reflected in thousands, and per share amounts)

	As of December 31, 2018	As of March 31, 2019
		(Unaudited)
Assets
Cash and cash equivalents	$6,406	$5,745
Restricted cash and cash equivalents	67	136
Accounts receivable, net of allowance of $34 and $41, respectively	919	1,074
Prepaid expenses and other current assets	860	975
Assets held for sale	406	—
Total current assets	8,658	7,930
Restricted cash and cash equivalents	1,736	1,801
Investments	10,355	10,396
Equity method investments	1,312	1,320
Property and equipment, net	1,641	1,325
Operating lease right-of-use assets	—	1,323
Intangible assets, net	82	78
Goodwill	153	153
Other assets	51	64
Total assets	$23,988	$24,390
Liabilities, mezzanine equity and stockholders’ deficit
Accounts payable	$150	$151
Short-term insurance reserves	941	961
Operating lease liabilities, current	—	178
Accrued and other current liabilities	3,157	3,424
Liabilities held for sale	11	—
Total current liabilities	4,259	4,714
Long-term insurance reserves	1,996	2,137
Long-term debt, net of current portion	6,869	6,939
Operating lease liabilities, non-current	—	1,225
Other long-term liabilities	4,072	3,587
Total liabilities	17,196	18,602
Commitments and contingencies
Mezzanine equity
Redeemable non-controlling interest	—	(4)
Redeemable convertible preferred stock, $0.00001 par value, 946,246 and 946,246 shares authorized, 903,607 and 904,530 shares issued and outstanding, respectively; aggregate liquidation preference of $14 and $14, respectively	14,177	14,224
Stockholders’ deficit
Common stock, $0.00001 par value, 2,696,114 and 2,696,114 shares authorized, 457,189 and 457,833 shares issued and outstanding, respectively	—	—
Additional paid-in capital	668	682
Accumulated other comprehensive loss	(188)	(246)
Accumulated deficit	(7,865)	(8,868)
Total stockholders’ deficit	(7,385)	(8,432)
Total liabilities, mezzanine equity, and stockholders’ deficit	$23,988	$24,390

UBER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share amounts which are reflected in thousands, and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2018	2019
Revenue	$2,584	$3,099
Costs and expenses
Cost of revenue, exclusive of depreciation and amortization shown separately below	1,156	1,681
Operations and support	372	434
Sales and marketing	677	1,040
Research and development	340	409
General and administrative	429	423
Depreciation and amortization	88	146
Total costs and expenses	3,062	4,133
Loss from operations	(478)	(1,034)
Interest expense	(132)	(217)
Other income (expense), net	4,937	260
Income (loss) before income taxes and loss from equity method investment	4,327	(991)
Provision for income taxes	576	19
Loss from equity method investment, net of tax	(3)	(6)
Net income (loss) including redeemable non-controlling interest	3,748	(1,016)
Less: net loss attributable to redeemable non-controlling interest, net of tax	—	(4)
Net income (loss) attributable to Uber Technologies, Inc.	$3,748	$(1,012)
Net income (loss) per share attributable to Uber Technologies, Inc. common stockholders:
Basic	$2.00	$(2.23)
Diluted	$1.84	$(2.26)
Weighted-average shares used to compute net income (loss) per share attributable to common stockholders:
Basic	437,065	453,543
Diluted	475,153	453,619

UBER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended March 31,
	2018	2019
Cash flows from operating activities
Net income (loss) including redeemable non-controlling interest	$3,748	$(1,016)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	88	146
Bad debt expense	12	47
Stock-based compensation	61	11
Gain on business divestitures	(3,161)	—
Deferred income tax	486	4
Revaluation of derivative liabilities	367	(175)
Accretion of discount on long-term debt	70	53
Payment-in-kind interest	18	6
Loss on disposal of property and equipment	15	10
Impairment on long-lived assets held for sale	20	—
Loss from equity method investment	3	6
Gain on debt and equity securities, net	(1,984)	(16)
Non-cash deferred revenue	—	(13)
Gain on extinguishment of warrant and call option	(120)	—
Unrealized foreign currency transactions	(12)	(4)
Other	3	(1)
Changes in operating assets and liabilities:
Accounts receivable	(4)	(210)
Prepaid expenses and other assets	(175)	(75)
Accounts payable	(66)	—
Accrued insurance reserve	260	161
Accrued expenses and other liabilities	74	344
Net cash used in operating activities	(297)	(722)
Cash flows from investing activities
Proceeds from insurance reimbursement, sale and disposal of property and equipment	138	40
Purchase of property and equipment	(90)	(129)
Purchase of equity method investments	(423)	—
Proceeds from business disposal, net of cash divested	—	293
Net cash provided by (used in) investing activities	(375)	204
Cash flows from financing activities
Proceeds from exercise of stock options, net of repurchases	15	2
Repurchase of outstanding shares	(7)	—
Principal repayment on term loan	(3)	(7)
Principal repayment on revolving lines of credit	(77)	—
Principal payments on capital leases	(19)	(41)
Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs	1,250	—
Dissolution of joint venture and subsequent proceeds	19	—

Other	(64)	—
Net cash provided by (used in) financing activities	1,114	(46)
Effect of exchange rate changes on cash and cash equivalents, and restricted cash and cash equivalents	2	3
Net increase (decrease) in cash and cash equivalents, and restricted cash and cash equivalents	444	(561)
Cash and cash equivalents, and restricted cash and cash equivalents
Beginning of period	5,828	8,209
Reclassification from (to) assets held for sale during the period	(10)	34
End of period, excluding cash classified within assets held for sale	$6,262	$7,682

Reconciliation of cash and cash equivalents, and restricted cash and cash equivalents to the condensed consolidated balance sheets
Cash and cash equivalents	$4,716	$5,745
Restricted cash and cash equivalents-current	117	136
Restricted cash and cash equivalents-non-current	1,429	1,801
Total cash and cash equivalents, and restricted cash and cash equivalents	$6,262	$7,682

Supplemental disclosures of cash flow information
Cash paid for:
Interest, net of amount capitalized	$16	$42
Income taxes, net of refunds	53	34
Non-cash investing and financing activities:
Financed construction projects	36	—
Settlement of litigation through issuance of redeemable convertible preferred stock	250	—
Ownership interest in MLU B.V. received in connection with the disposition of Uber Russia/CIS operations	1,410	—
Grab debt security received in exchange for the sale of Southeast Asia operations	2,275	—

Other Income (Expense), Net
The following table presents other income (expense), net (in millions):

	Three Months Ended March 31,
	2018	2019
	(Unaudited)
Interest income	$18	$44
Foreign currency exchange gains (losses), net	13	(1)
Gain on divestitures (1)	3,161	—
Gain on debt and equity securities, net (2)	1,984	16
Change in fair value of embedded derivatives	(367)	175
Other	128	26
Other income (expense), net	$4,937	$260

(1)
During the first quarter of 2018, Gain on divestitures primarily includes a $2.2 billion gain on the sale of our Southeast Asia operations to Grab Holding Inc. (“Grab”) and a $954 million gain on the disposal of our Uber Russia/CIS operations.

(2)	During the first quarter of 2018, Gain on debt and equity securities, net represents a $2.0 billion unrealized gain on our non-marketable equity securities related to Didi.

Results by Offering and Segment

	Three Months Ended March 31,
(in millions, except percentages)	2018	2019	% Change
Revenue
Ridesharing revenue	$2,180	$2,376	9%
Uber Eats revenue	283	536	89%
Vehicle Solutions revenue	55	10	(82)%
Other revenue	26	32	23%
Total Core Platform revenue	2,544	2,954	16%
Total Other Bets revenue	40	145	263%
Total revenue	$2,584	$3,099	20%

United States and Canada	$1,387	$1,750	26%
Latin America ("LATAM")	518	450	(13)%
Europe, Middle East and Africa ("EMEA")	388	487	26%
Asia Pacific ("APAC")	251	267	6%
Total Core Platform revenue	$2,544	$2,954	16%

Gross Bookings (1)
Ridesharing	$9,380	$11,446	22%
Uber Eats	1,473	3,071	108%
Total Core Platform	10,853	14,517	34%
Other Bets	40	132	230%
Total	$10,893	$14,649	34%

Adjusted Net Revenue
Ridesharing	$2,119	$2,335	10%
Uber Eats	183	239	31%
Other	81	42	(48)%
Total Core Platform	2,383	2,616	10%
Other Bets	40	145	263%
Total	$2,423	$2,761	14%

Contribution Profit (Loss) by Segment (1)
Core Platform	$427	$(117)	**
Other Bets	(20)	(71)	(255)%
Total	$407	$(188)	**

(1) Excluding impact of our 2018 Divested Operations
** Percentage not meaningful.

Key Terms for Our Key Metrics and Non-GAAP Financial Measures
2018 Divested Operations. We define 2018 Divested Operations as our operations in (i) Southeast Asia prior to the sale of those operations to Grab and (ii) Russia/CIS prior to the formation of our Yandex Taxi joint venture.
Adjusted EBITDA. We define Adjusted EBITDA as net income (loss), excluding (i) income (loss) from discontinued operations, net of income taxes, (ii) net income (loss) attributable to redeemable non-controlling interest, net of tax, (iii) provision for (benefit from) income taxes, (iv) income (loss) from equity method investment, net of tax, (v) interest expense, (vi) other income (expense), net, (vii) depreciation and amortization, (viii) stock-based compensation expense, (ix) certain legal, tax, and regulatory reserves and settlements, (x) asset impairment/loss on sale of assets, (xi) acquisition and financing related expenses, and (xii) restructuring charges.
Adjusted Net Revenue (“ANR”). We define Adjusted Net Revenue as revenue less (i) excess Driver incentives and (ii) Driver referrals. We believe that Adjusted Net Revenue is informative of our top line performance because it measures the total net financial activity reflected in the amount earned by us after taking into account all Driver and restaurant earnings, Driver incentives, and Driver referrals. Adjusted Net Revenue is lower than revenue in all reported periods.
Core Platform. Core Platform refers to one of the two operating segments that we use to manage our business. Core Platform consists primarily of Ridesharing and Uber Eats.
Core Platform Adjusted Net Revenue. We define Core Platform Adjusted Net Revenue as Core Platform revenue less (i) excess Driver incentives and (ii) Driver referrals.
Core Platform Contribution Margin. We define Core Platform Contribution Margin as Core Platform Contribution Profit (Loss) as a percentage of Core Platform Adjusted Net Revenue. Core Platform Contribution Margin demonstrates the margin that we generate after direct expenses. We believe that Core Platform Contribution Margin is a useful indicator of the economics of our Core Platform, as it does not include indirect unallocated research and development and general and administrative expenses (including expenses for our Advanced Technologies Group and Other Technology Programs).
Core Platform Contribution Profit (Loss). We define Core Platform Contribution Profit (Loss) as Core Platform revenue less the following direct costs and expenses of our Core Platform: (i) cost of revenue, exclusive of depreciation and amortization; (ii) operations and support; (iii) sales and marketing; (iv) research and development; and (v) general and administrative. Core Platform Contribution Profit (Loss) also reflects any applicable exclusions from Adjusted EBITDA and excludes the impact of our 2018 Divested Operations.
Driver or restaurant earnings. Driver or restaurant earnings refer to the net portion of the fare or the net portion of the order value that a Driver or a restaurant retains, respectively.
Driver incentives. Driver incentives refer to payments that we make to Drivers, which are separate from and in addition to the Driver’s portion of the fare paid by the consumer. For example, Driver incentives could include payments we make to Drivers should they choose to take advantage of an incentive offer and complete a consecutive number of trips or a cumulative number of trips on the platform over a defined period of time. Driver incentives are recorded as a reduction of revenue to the extent they are not excess Driver incentives (as defined below).
Driver referrals. Driver referrals refer to payments that we make to existing Drivers to refer new Drivers onto our platform. Driver referrals are recorded in sales and marketing expenses, as they represent the receipt of a distinct service of customer acquisition for which there is evidence of fair value.
Excess Driver incentives. Excess Driver incentives refer to cumulative payments, including incentives but excluding Driver referrals, to a Driver that exceed the cumulative revenue that we recognize from a Driver with no future guarantee of additional revenue. Cumulative payments to a Driver could exceed cumulative revenue from a Driver as a result of Driver incentives or when the amount paid to a Driver for a Trip exceeds the fare charged to the consumer. Excess Driver incentives are recorded in cost of revenue, exclusive of depreciation and amortization.
Gross Bookings. We define Gross Bookings as the total dollar value, including any applicable taxes, tolls, and fees, of Ridesharing and New Mobility rides, Uber Eats meal deliveries, and amounts paid by shippers for Uber Freight shipments, in each case without any adjustment for consumer discounts and refunds, Driver and restaurant earnings, and Driver incentives. Gross Bookings do not include tips earned by Drivers. Gross Bookings exclude the impact of our 2018 Divested Operations.
Monthly Active Platform Consumers (“MAPCs”). We define MAPCs as the number of unique consumers who completed a Ridesharing or New Mobility ride or received an Uber Eats meal on our platform at least once in a given month, averaged over each month in the quarter. MAPCs presented for an annual period are MAPCs for the fourth quarter of the year. MAPCs exclude the impact of our 2018 Divested Operations.
Other Bets. Other Bets refers to one of the two operating segments that we use to manage our business. Other Bets in 2017 and 2018 consisted primarily of Uber Freight and in 2018 also included New Mobility.

Take Rate. We define Take Rate as Adjusted Net Revenue as a percentage of Gross Bookings. For purposes of Take Rate, Gross Bookings include the impact of our 2018 Divested Operations.
Trips. We define Trips as the number of completed consumer Ridesharing or New Mobility rides and Uber Eats meal deliveries in a given period. For example, an UberPOOL ride with three paying consumers represents three unique Trips, whereas an UberX ride with three passengers represents one Trip. Trips exclude the impact of our 2018 Divested Operations.
Definitions of Non-GAAP Measures
We collect and analyze operating and financial data to evaluate the health of our business and assess our performance. In addition to revenue, net income (loss), loss from operations, and other results under GAAP, we use Adjusted Net Revenue and Adjusted EBITDA, which are described below, to evaluate our business. We have included these non-GAAP financial measures because they are key measures used by our management to evaluate our operating performance. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and board of directors. Our calculation of these non-GAAP financial measures may differ from similarly-titled non-GAAP measures, if any, reported by our peer companies. These non-GAAP financial measures should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with GAAP.
Adjusted Net Revenue
We define Adjusted Net Revenue as revenue less (i) excess Driver incentives and (ii) Driver referrals. We define Core Platform Adjusted Net Revenue as Core Platform revenue less (i) excess Driver incentives and (ii) Driver referrals. We define Ridersharing Adjusted Net Revenue as Ridesharing revenue less (i) excess Driver incentives and (ii) Driver referrals. We define Uber Eats Adjusted Net Revenue as Uber Eats revenue less (i) excess Driver incentives and (ii) Driver referrals. We believe that these measures are informative of our top line performance because they measure the total net financial activity reflected in the amount earned by us after taking into account all Driver and restaurant earnings, Driver incentives, and Driver referrals. Adjusted Net Revenue is lower than revenue in all reported periods.
Excess Driver incentives refer to cumulative payments, including incentives but excluding Driver referrals, to a Driver that exceed the cumulative revenue that we recognize from a Driver with no future guarantee of additional revenue. Cumulative payments to a Driver could exceed cumulative revenue from a Driver as a result of Driver incentives or when the amount paid to a Driver for a Trip exceeds the fare charged to the consumer. Further, cumulative payments to Drivers for Uber Eats deliveries historically have exceeded the cumulative delivery fees paid by consumers. Excess Driver incentives are recorded in cost of revenue, exclusive of depreciation and amortization. Driver referrals are recorded in sales and marketing expenses. Management views Driver incentives and Driver referrals as Driver payments in the aggregate, whether they are classified as Driver incentives, excess Driver incentives, or Driver referrals.
These amounts largely depend on our business decisions based on market conditions. We include the impact of these amounts in Adjusted Net Revenue as it is useful to evaluate how increasing or decreasing incentives would impact our top line performance, and the overall net financial activity between us and our customers, which ultimately impacts our Take Rate.
Adjusted Net Revenue has limitations as a financial measure, should be considered as supplemental in nature, and is not meant as a substitute for revenue prepared in accordance with GAAP.
Adjusted EBITDA
We define Adjusted EBITDA as net income (loss), excluding (i) income (loss) from discontinued operations, net of income taxes, (ii) net income (loss) attributable to redeemable non-controlling interest, net of tax (iii) provision for (benefit from) income taxes, (iv) income (loss) from equity method investment, net of tax, (v) interest expense, (vi) other income (expense), net, (vii) depreciation and amortization, (viii) stock-based compensation expense, (ix) certain legal, tax, and regulatory reserves and settlements, (x) asset impairment/loss on sale of assets, (xi) acquisition and financing related expenses, and (xii) restructuring charges.
We have included Adjusted EBITDA because it is a key measure used by our management team to evaluate our operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and board of directors. In addition, it provides a useful measure for period-to-period comparisons of our business, as it removes the effect of certain non-cash expenses and certain variable charges.
Adjusted EBITDA has limitations as a financial measure, should be considered as supplemental in nature, and is not meant as a substitute for the related financial information prepared in accordance with GAAP. These limitations include the following:

•
Adjusted EBITDA excludes certain recurring, non-cash charges, such as depreciation of property and equipment and amortization of intangible assets, and although these are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect all cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•
Adjusted EBITDA excludes stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy;

•	Adjusted EBITDA does not reflect period to period changes in taxes, income tax expense or the cash necessary to pay income taxes;

•
Adjusted EBITDA does not reflect the components of other income (expense), net, which includes interest income, foreign currency exchange gains (losses), net, gain on divestitures, gain on debt and equity securities, net, and change in fair value of embedded derivatives; and

•	Adjusted EBITDA excludes certain legal, tax, and regulatory reserves and settlements that may reduce cash available to us.
Reconciliations of Non-GAAP Measures
Adjusted Net Revenue
The following tables present reconciliations of Adjusted Net Revenue, Core Platform Adjusted Net Revenue, Ridesharing Adjusted Net Revenue, Uber Eats Adjusted Net Revenue and Adjusted EBITDA to the most directly comparable GAAP financial measures for each of the periods indicated (in millions):

	Three Months Ended March 31,
	2018	2019
Adjusted Net Revenue reconciliation:
Revenue	$2,584	$3,099
Deduct:
Excess Driver incentives	(129)	(303)
Driver referrals	(32)	(35)
Adjusted Net Revenue	$2,423	$2,761

Core Platform Adjusted Net Revenue reconciliation(1):
Core Platform revenue	$2,544	$2,954
Deduct:
Excess Driver incentives	(129)	(303)
Driver referrals	(32)	(35)
Core Platform Adjusted Net Revenue	$2,383	$2,616

Ridesharing Adjusted Net Revenue reconciliation:
Ridesharing revenue	$2,180	$2,376
Deduct:
Excess Driver incentives	(32)	(12)
Driver referrals	(29)	(29)
Ridesharing Adjusted Net Revenue	$2,119	$2,335

Uber Eats Adjusted Net Revenue reconciliation:
Uber Eats revenue	$283	$536
Deduct:
Excess Driver incentives	(97)	(291)
Driver referrals	(3)	(6)
Uber Eats Adjusted Net Revenue	$183	$239

(1)
Core Platform Adjusted Net Revenue includes Ridesharing Adjusted Net Revenue, Uber Eats Adjusted Net Revenue, and Other Core Platform Adjusted Net Revenue. Other Core Platform Adjusted Net Revenue, which primarily consists of revenue associated with our Vehicle Solutions activities, does not include excess Driver incentives or Driver referrals and is equal to GAAP Other Core Platform revenue in all periods.

The comparability of the results for the periods presented above was impacted by our 2018 Divested Operations. The 2018 Divested Operations decreased Adjusted Net Revenue by $5 million during the first quarter of 2018 due to excess Driver incentives and Driver referrals for the 2018 Divested Operations being greater than revenue for the 2018 Divested Operations in the period.

Adjusted EBITDA

	Three Months Ended March 31,
	2018	2019
Adjusted EBITDA reconciliation:
Net income (loss) attributable to Uber Technologies, Inc.	$3,748	$(1,012)
Add (deduct):
Net income (loss) attributable to non-controlling interest, net of tax	—	(4)
Provision for (benefit from) income taxes	576	19
(Income) loss from equity method investment, net of tax	3	6
Interest expense	132	217
Other (income) expense, net	(4,937)	(260)
Depreciation and amortization	88	146
Stock-based compensation expense	63	11
Asset impairment/loss on sale of assets	32	8
Acquisition and financing related expenses	15	—
Adjusted EBITDA	$(280)	$(869)
The comparability of the results for the periods presented above was impacted by our 2018 Divested Operations. The 2018 Divested Operations decreased net income (loss) attributable to Uber Technologies, Inc. by $102 million during the first quarter of 2018.